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                                                                  EXHIBIT 10.21

                              RECAPTURE AGREEMENT

   This RECAPTURE AGREEMENT (this "Agreement"), dated as of September 30, 2012 (the "Effective Date"), is entered into by and between ALLSTATE LIFE INSURANCE COMPANY, an insurance company organized under the laws of the State of Illinois (the "Reinsurer"), and LINCOLN BENEFIT LIFE COMPANY, an insurance company organized under the laws of the State of Nebraska (the "Company").

   WHEREAS, the Reinsurer provides reinsurance coverage to the Company in accordance with the terms of a coinsurance agreement between the parties effective as of December 31, 2001 (the "Reinsurance Agreement");

   WHEREAS, the Company and the Reinsurer desire that the Company recapture from the Reinsurer the Recaptured Business (as defined below);

   WHEREAS, the Company and the Reinsurer desire a full and final settlement, discharge and release of any and all of each of their respective liabilities, duties and obligations with respect to the Recaptured Business except as expressly set forth below; and

   NOW, THEREFORE, the Company and the Reinsurer (each a "Party", and together, the "Parties") agree as follows:

                                   ARTICLE I

                                   RECAPTURE

Effective as of the Effective Date, the Company hereby recaptures from the Reinsurer one hundred percent (100%) of the Net Benefits (as such term is defined in the Reinsurance Agreement) arising under the policies set forth on Exhibit A hereto, whether arising before, on or after the Effective Date (the "Recaptured Business").

                                  ARTICLE II

                            RECAPTURE CONSIDERATION

   Section 2.1 Recapture Consideration. Within forty-five (45) days following the Effective Date, the Company shall provide to the Reinsurer (i) the accounting reports contemplated in Article V, Paragraph 3 of the Reinsurance Agreement with respect to the Recaptured Business for the period beginning on the first day of the calendar quarter in which the Effective Date falls and ending on the Effective Date and (ii) an actuarial analysis of the net statutory reserves attributable to the Recaptured Business as of the quarter-end immediately prior to the Effective Date. Within fifteen (15) days following receipt of the accounting reports and actuarial analysis specified above, the Reinsurer shall pay to the Company an amount equal to (i) the statutory reserves attributable to the Recaptured Business, as set forth in such actuarial report, plus/minus (ii) the final settlement amount as set forth on such reports, as applicable.

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   Any disputes between the Parties regarding the calculation of amounts due hereunder shall be settled in accordance with Article XIII (Arbitration) of the Reinsurance Agreement.

   Section 2.2 Company Release of the Reinsurer with respect to the Recaptured Business. In consideration of the receipt of the payment described in
Section 2.1 and the release provided in Section 2.3, as of the Effective Date, the Company hereby forever releases and discharges the Reinsurer, and its predecessors, successors, affiliates, agents, officers, directors, employees and shareholders, from any and all past, present, and future obligations, adjustments, liability for payment of interest, offsets, actions, causes of action, suits, debts, sums of money, accounts, premium payments, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, liens, rights, costs and expenses (including attorneys' fees and costs actually incurred), claims and demands, liabilities and losses of any nature whatsoever, all whether known or unknown, vested or contingent, that the Company now has, owns, or holds or claims to have, own, or hold, or at any time had, owned, or held, or claimed to have had, owned, or held, or may after the execution of this Agreement have, own, or hold or claim to have, own, or hold, against the Reinsurer, arising from, based upon, or in any way related to the Recaptured Business, it being the intention of the Parties that this release operate as a full and final settlement of the Reinsurer's current and future liabilities to the Company under and in connection with the Recaptured Business, provided, however, that this release does not discharge obligations of the Reinsurer that have been undertaken or imposed by the terms of this Agreement.

   Section 2.3 Reinsurer Release of the Company with respect to the Recaptured Business. In consideration of the release provided in Section 2.2, as of the Effective Date, the Reinsurer hereby forever releases and discharges the Company, and its predecessors, successors, affiliates, agents, officers, directors, employees and shareholders, from any and all past, present, and future obligations, adjustments, liability for payment of interest, offsets, actions, causes of action, suits, debts, sums of money, accounts, premium payments, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, liens, rights, costs and expenses (including attorneys' fees and costs actually incurred), claims and demands, liabilities and losses of any nature whatsoever, all whether known or unknown, vested or contingent, that the Reinsurer now has, owns, or holds or claims to have, own, or hold, or at any time had, owned, or held, or claimed to have had, owned, or held, or may after the execution of this Agreement have, own, or hold or claim to have, own, or hold, against the Company, arising from, based upon, or in any way related to the Recaptured Business, it being the intention of the Parties that this release operate as a full and final settlement of the Company's current and future liabilities to the Reinsurer under and in connection with the Recaptured Business, provided, however, that this release does not discharge obligations of the Company that have been undertaken or imposed by the terms of this Agreement.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

   Each Party represents and warrants to the other Party that:

      (a) the execution of this Agreement is fully authorized by it;

                                     - 2 -

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      (b) the person or persons executing this Agreement on its behalf have the necessary and appropriate authority to do so;

      (c) it has no notice of any pending action, agreements, transactions, or negotiations to which it is a party or is likely to be made a party that would render this Agreement or any part thereof void, voidable, or unenforceable; and

      (d) any authorization, consent, or approval of any governmental entity, required to make this Agreement valid and binding has been obtained.

                                  ARTICLE IV

                                 MISCELLANEOUS

   Section 4.1 Headings. Headings used herein are not a part of this Agreement and shall not affect the terms hereof.

   Section 4.2 Successors and Assigns. This Agreement shall be binding upon and shall inure solely to the benefit of the Parties hereto and their respective successors, assigns, receivers, liquidators, rehabilitators, conservators and supervisors. Nothing in this Agreement, express or implied, shall be construed to create any third party beneficiaries to this Agreement.

   Section 4.3 Execution in Counterparts. This Agreement may be executed by the Parties hereto in any number of counterparts, and by each of the Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

   Section 4.4 Amendments. This Agreement may not be changed, altered or modified unless the same shall be in writing executed by the Reinsurer and the Company.

   Section 4.5 Governing Law. This Agreement will be construed, performed and enforced in accordance with the laws of the State of Illinois without giving effect to its principles or rules of conflict of laws thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

   Section 4.6 Entire Agreement. This Agreement and the Reinsurance Agreement constitute the entire agreement between the Parties relating to the matters contained in this Agreement, and shall supersede all other prior agreements, understandings, statements, representations and warranties, oral or written, express or implied, between the Parties in respect of the matters contained in this Agreement.

   Section 4.7 Severability. If any provision of this Agreement is held to be void or unenforceable, in whole or in part, (i) such holding shall not affect the validity and enforceability of the remainder of this Agreement, including any other provision, paragraph or subparagraph, and (ii) the Parties agree to attempt in good faith to reform such void or unenforceable provision to the extent necessary to render such provision enforceable and to carry out its original intent.

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   Section 4.8 No Waiver; Preservation of Remedies. No consent or waiver, express or implied, by any Party to or of any breach or default by any other Party in the performance by such other Party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by such other Party hereunder. Failure on the part of any Party to complain of any act or failure to act of any other Party or to declare any other Party in default, irrespective of how long such failure continues, shall not constitute a waiver by such first Party of any of its rights hereunder. The rights and remedies provided are cumulative and are not exclusive of any rights or remedies that any Party may otherwise have at law or equity.

      [Remainder of page intentionally left blank-Signature page follows]

                                     - 4 -

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   IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


                          ALLSTATE LIFE INSURANCE COMPANY

                          By  /s/ Samuel H. Pilch
                              --------------------------------------------------
                              Name: Samuel H. Pilch
                              Title: Senior Group Vice President and Controller

                          LINCOLN BENEFIT LIFE COMPANY

                          By  /s/ Samuel H. Pilch
                              --------------------------------------------------
                              Name: Samuel H. Pilch
                              Title: Senior Group Vice President and Controller

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                                   EXHIBIT A

                              Recaptured Business

All business in force as of the Effective Date issued by the Company and ceded to the Reinsurer for the following flexible premium universal life plans:

            PLAN                                SEARCH  BASE POLICY
            CODE       PLAN        DESCRIPTION   KEY       FORM
            --------------------------------------------------------
            1U24  Golden Achiever  Fixed UL     831U24   UL 9420